EXHIBIT 10.15
-------------





                      JONES LANG LASALLE INCORPORATED

                            SEVERANCE PAY PLAN







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                             TABLE OF CONTENTS
                             -----------------


                                                                PAGE
SECTION 1                                                         1
      Introduction                                                1
            Purpose                                               1
            Effective Date, Plan Year                             1
            Employers                                             1
            Administration                                        1
            Plan Supplements                                      1

SECTION 2                                                         2
      Eligibility for Participation                               2
            Eligible participants                                 2
            Conditions of Ineligibility                           2

SECTION 3                                                         3
      Plan Benefits                                               3
            Pay                                                   3
            Full Years of Continuous Service                      4
            Base Severance                                        4
            Enhanced Severance                                    4
            Conditions to Enhanced Severance Benefits             5
            Repayment and Forfeitures                             5
            Offset for Other Benefits or Amounts Due              5
            Employment With a Competitor                          6
            Continuation Coverage Benefits                        6

SECTION 4                                                         6
      Payment of Benefits                                         6
            Release                                               6
            Form of Payment                                       6
            Death Benefits                                        6

SECTION 5                                                         7
      Financing Plan Benefits                                     7

SECTION 6                                                         7
      Reemployment                                                7

SECTION 7                                                         7
      Miscellaneous                                               7
            Information to be Furnished by Participants           7
            Employment Rights                                     7
            Employer's and Administrator's Decision Final         7
            Evidence                                              7
            Uniform Rules                                         7
            Gender and Number                                     8
            Action by Employer                                    8
            Controlling Laws                                      8
            Interests Not Transferable                            8
            Mistake of Fact                                       8
            Severability                                          8
            Withholding                                           8
            Effect on Other Plans or Agreements                   8
            Non-Duplication                                       8
            No Vested Rights                                      8

SECTION 8                                                         9
      Amendment and Termination                                   9
            Amendment and Termination                             9
            Notice of Amendment or Termination                    9

Supplement A - Severance Benefits for Employees With Target Compensation
             Over $400,000




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                      JONES LANG LASALLE INCORPORATED
                            SEVERANCE PAY PLAN
                      ------------------------------


                                 SECTION 1
                                 ---------

                               INTRODUCTION

      1.1 PURPOSE. Jones Lang LaSalle Incorporated (the "Company") has established the Jones Lang LaSalle Incorporated Severance Pay Plan (the "Plan") to enable the Company and its subsidiaries and certain affiliates that adopt the Plan with the Company's consent to provide severance benefits to eligible employees who involuntarily terminate employment with the Company or its subsidiaries or certain affiliates. Severance benefits for eligible employees shall be determined exclusively under the Plan. The Plan, as set forth herein, shall constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Act of 1974 ("ERISA").

      1.2 EFFECTIVE DATE, PLAN YEAR. The "effective date" of the Plan is June 1, 1998. A "Plan Year" is the 12-month period beginning on January 1 and ending on the following December 31.

      1.3 EMPLOYERS. Any subsidiary or affiliate of the Company may adopt the Plan with the Company's consent. A "subsidiary" of the Company is any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly by the Company. An "affiliate" of the Company is any business entity in which the Company does not own more than 50 percent of the voting stock, but which exists to spend all or a substantial part of its time to service the Company or its subsidiaries. The Company and any subsidiaries or affiliates of the Company that adopt the Plan are referred to below collectively as the "Employers" and sometimes individually as an "Employer."

      1.4 ADMINISTRATION. The Plan is administered by the Company's Chief Human Resources Officer of the Americas (the 'Administrator'). The Administrator, from time to time, may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Administrator, from time to time, may also appoint such individuals to act as the Company's representatives as the Administrator considers necessary or desirable for the effective administration of the Plan. In administering the plan, the Administrator shall have the discretionary authority to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the authority to determine the eligibility of employees and the amount of benefits payable under the Plan.

Any notice or document required to be given or filed with the Company will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the company, attention Severance Pay Plan
Administrator, at Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

      1.5 PLAN SUPPLEMENTS. The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the supplement(s).



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                                 SECTION 2
                                 ---------

                       ELIGIBILITY FOR PARTICIPATION

      2.1 ELIGIBLE PARTICIPANTS. Subject to the conditions and limitations of the Plan, the Plan is applicable to each regular employee. A "regular employee" means an employee of an Employer who is eligible for coverage under the Company's medical benefit plan, who spends all or substantially all of his/her time on Company matters, and who is not covered by an authorized written employment agreement or severance agreement. The Plan does not apply to the following employees of an
Employer:

            (a) those who are covered by a collective bargaining agreement;

            (b) those who are performing services for an Employer pursuant to the terms of an individual agreement (i.e., as an independent contractor) or a leasing arrangement with another entity (i.e., as a leased employee); and

            (c) those who perform all or most of their services outside the United States.

A regular employee described above who satisfies each of the conditions and limitations of the Plan (including subsection 2.2) will become a participant in the Plan if the participant's employment with an Employer ends due to involuntary termination on account of: job elimination, permanent reduction in work force, or permanent shut down of a facility, department or subdivision.

      2.2 CONDITIONS OF INELIGIBILITY. An otherwise eligible employee SHALL NOT BE ELIGIBLE for severance pay under the Plan if:

            (a) employment with the Employer terminates by reason of discharge for cause (including, but not limited to, willful or grossly negligent breach of the participant's duties as an employee of Employer, fraud, embezzlement, theft, falsification of documents, use or distribution on premises of illegal drugs, refusal to co-operate with an investigation) or any other similar dishonest conduct;

            (b) employment with the Employer terminates involuntarily as a result of poor performance, as determined by the Plan Administrator;

            (c) employment with the Employer terminates by reason of death of employee;

            (d) employment with Employer terminates voluntarily for any reason, including retirement, resignation, or job abandonment;

            (e) at the time of his termination, the employee is eligible to receive any form of disability or worker's compensation insurance or salary continuation because of disability;

            (f) the employee is on temporary layoff or an authorized leave of absence, provided however, that an employee who returns from temporary layoff or an authorized leave of absence and who cannot be placed in employment with an Employer shall be eligible for severance pay, subject to the limitations of the Plan;



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            (g)   employment with Employer is involuntarily terminated
after employee refuses a position at the same or other location of Employer, provided that such position is reasonably comparable in responsibility and salary (the Administrator shall have sole discretion to determine whether the position offered constitutes a "reasonably comparable" position for purposes of this subparagraph);

            (h) the employee is not employed with an Employer on the date of any of the following: (1) a loss of work or (2) job discontinuance, regardless of whether an advance announcement was made prior to such event.

If an employee does not remain employed with an Employer until the last work day of an event described in this subparagraph, no benefits under the Plan are payable to the employee;

            (i) the Plan is terminated, whether or not the Company provided prior notice concerning the termination of the Plan;

            (j) an employee's employment is terminated in conjunction with the sale or transfer (whether of stock or assets) of all or any part of the business of an Employer;

            (k) an employee is transferred to a different position with the same or another Employer;

            (l) employment with an Employer terminates involuntarily as a result of the loss of a property or facility management assignment, as determined in the sole discretion of the Administrator. For purposes of this subparagraph, loss includes the resignation or relinquishment by an Employer of a property or facility management assignment;

            (m) an employee is terminated after a client of the Employer requests that the employee cease providing services at the client's premises.

In no event shall any participant's severance pay benefit exceed an amount equal to 24 months of the participant's base pay.


                                 SECTION 3
                                 ---------

                               PLAN BENEFITS

      3.1  PAY.  "Pay" for purposes of the Plan shall mean :

      (a) for salaried employees, the participant's regular base monthly salary (excluding bonus, COLA, or any other type or form of compensation); or

      (b) for hourly employees, monthly pay determined by multiplying the participant's base hourly compensation rate by the monthly average of the number of regularly scheduled work days in the three calendar months preceding the participant's termination of employment;

Pay rates will be the rates in effect on a participant's last date of employment with an Employer. Any performance or merit reviews that are pending or in process shall not affect the amount of any severance pay benefit.



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      3.2  FULL YEARS OF CONTINUOUS SERVICE.  A participant's "full years of continuous service" for purposes of the Plan shall mean the number of completed twelve-consecutive month periods, prior to his/her employment termination date, measured from the eligible employee's last date of hire by an Employer, determined in accordance with Employer's personnel records.

No fractional years of service are counted under the Plan.

      3.3 BASE SEVERANCE. A participant who is eligible for severance pay under the Plan shall be entitled to receive as base severance pay an amount equal to one-half month of Pay as of the date of his/her termination from Employer.

      3.4 ENHANCED SEVERANCE. In addition to the base severance pay which an eligible employee is entitled to receive under the subsection 3.3 of the Plan, an eligible employee who satisfies all of the conditions of the Plan will be entitled to enhanced severance pay in an amount determined by first multiplying the individual's rate of monthly Pay (as defined in subsection 3.1) by the applicable Multiplier from column (b) of the following table. That amount shall then be multiplied by the participant's number of full years of continuous service, and the result so determined shall be subject to the minimum number of months of pay as set forth in column (c) of the following table, but shall not exceed the maximum number of months of pay as set forth in column (d) of the following table:


         (a)                   (b)              (c)            (d)
                                              Minimum        Maximum
 Target Compensation                         Number of      Number of
       Base +                                Months of      Months of
    Target Bonus           Multiplier        Base Pay       Base Pay
--------------------       ----------       ----------     ----------
$200,000 to $399,999            1                6             18
$125,000 to $199,999        1/2 (.5)             4             12
$75,000 to $124,999         1/2 (.5)             3              8
$40,000 to $74,999          1/2 (.5)             2              4
Under $40,000               1/4 (.25)            1              3

In addition to the amount of severance set forth in subsections 3.3 and 3.4, the following additional benefits are provided:

      (a) BENEFIT CONTINUATION. If the participant elects COBRA continuation coverage, for each month that such coverage continues the Employer will reimburse participant for a portion of the cost of medical and dental insurance coverage, subject to subsection 3.9, and further subject to the following limits:

            (i) the Employer will cease reimbursing such costs beginning with the same month the participant ceases to be covered by COBRA; and

            (ii) in no event will the Employer reimburse such costs for more than the number of months for which enhanced severance pay is payable, as determined above, regardless of the form in which payment is actually made.

      (b) PRORATED TARGET BONUS. An eligible employee's prorated target bonus (i.e., the fractional portion of the year in which the employee is terminated times the target bonus for that year) will be paid.

      (c) OUTPLACEMENT COUNSELING SERVICES FOR PROFESSIONAL EMPLOYEES. The Employer will provide each participant who was a professional eligible (as determined by Employer) with outplacement counseling services to be provided by a firm of Employer's choice. The nature of such services, its duration and all other terms and conditions shall be determined by Employer. Support personnel will not be eligible for outplacement counseling services.



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      (d)   TIMING AND CONSIDERATION.  Each of these enhanced severance arrangements will become available to an eligible employee beginning after the seven day revocation period following the execution of the Severance Agreement and General Release as described below. The consideration for this voluntary Severance Agreement and General Release shall be the enhanced severance, Employer-provided benefits, prorated target bonus pay and outplacement counseling services, if applicable, to which the eligible employee would otherwise not be entitled. Benefits are payable at the time and in the manner described in subsection 4.2.

Notwithstanding the foregoing, the Plan Administrator may make such other awards of severance benefits to any employee or group of employees as he/she deems desirable, pursuant to conditions and procedures to be estab-lished from time to time in accordance with the terms of the Plan.

      3.5 CONDITIONS TO ENHANCED SEVERANCE BENEFITS. As a condition to receiving enhanced severance benefits, each participant is required to:

      (a) Execute and submit within the allotted time, a Severance Agreement and General Release in the form prescribed. A participant may be required to re-execute the release on his/her date of separation, if necessary. If a participant's signed release is not returned by the deadline, no enhanced severance benefits are provided. If a participant revokes the Severance Agreement and General Release within the seven day revocation period, no enhanced severance benefits will be provided.

      (b) Return all Employer property (including, but not limited to computers, keys, credit cards, documents, records, identification cards and equipment) on or before his/her termination of employment.

      (c)   Repay all loans or other amounts due to the Employer.

      3.6 REPAYMENTS AND FORFEITURES. Notwithstanding any other provision of the Plan, any participant who accepts benefits under the Plan shall reimburse the Employer for the full amount of any benefits he/she received under the Plan if the participant subsequently discloses any of the Employer's or the Company's trade secrets, violates any written covenants between such participant and the Employer or the Company or otherwise engages in conduct that may adversely affect the Employer's or the Company's reputation or business relations. In addition, any participant described in the preceding sentence shall forfeit any right to benefits under the Plan which have not yet been paid. If, and to the extent required by the terms of any agreement between the Employer or the Company and a third party concerning the sale or transfer of all or any portion of the Employer, any participant whose employment is involuntarily terminated in conjunction with such sale and who becomes a direct competitor of such third party or is employed by a direct competitor of such third party shall forfeit any right to any additional benefits under the Plan which have not yet been paid.

      3.7 OFFSET FOR OTHER BENEFITS OR AMOUNTS DUE. The amount of any benefits payable to a participant under the Plan shall be reduced on a dollar-for-dollar basis by any separation, termination or similar benefits that an Employer pays or is required to pay to such participant through insurance or otherwise under any plan, program or contract of the Employer or under any federal or state law.

      3.8 NON-SOLICITATION OF EMPLOYEES AND CLIENTS. As a condition to receiving enhanced severance benefits, each participant shall execute a release in a form specified by the Employer, containing the participant's agreement to the following restrictions: during the period severance is payable, the participant shall not (i) solicit or induce any other employees of an Employer to leave the employ of the Employer; (ii) solicit or induce any of an Employer's clients to discontinue or reduce the extent of such relationship with the Employer; or (iii) assist, perform services for, or have any equity interest in any of an Employer's clients. If a participant fails to comply with such restrictions, any remaining unpaid benefits under the plan shall not be paid and the Employer may pursue all legal remedies available to it, including recovery of severance already paid. The Employer has the sole discretion to determine whether an entity is a "client" of Employer.

      3.9 CONTINUATION COVERAGE BENEFITS. If a participant elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Employer will subsidize the premium for such continuation coverage until the occurrence of the earlier:
(1) the date that Employee becomes covered under another group plan or (2) the last day of Employee's severance pay period. The Employer will subsidize the premium to the extent that the participant would otherwise be required to pay more for such coverage during such period than a similarly situated active employee would be required to pay for comparable coverage. After the end of the severance pay period, the participant will be required to pay the full premium for any remaining COBRA continuation coverage. The payment of benefits under the Plan shall in no way affect a participant's COBRA coverage, which coverage shall terminate in accordance with the COBRA coverage provisions of the Employer's medical and dental plans covering the participant.


                                 SECTION 4
                                 ---------

                            PAYMENT OF BENEFITS

      4.1 RELEASE. No enhanced severance pay benefits under the Plan shall be payable to any participant until such participant has executed a release (provided by and satisfactory to the Employer) of all of such participant's then existing rights and legal claims against the Employers and their subsidiaries and affiliates.

      4.2 FORM OF PAYMENT. Subject to the conditions and limitations of any applicable supplement to the Plan, benefits shall be paid in equal installments according to the Employer's normal payroll schedule; provided, that all benefit payments to a participant must be completed within 24 months following the date on which the participant's employment terminates.

The Employer may, in its sole discretion, elect to pay benefits in a lump sum. All payments made under the Plan are subject to reduction for withholding. Severance payments made under this Plan are not considered eligible wages for any other Employer-provided benefits, including the 401(k) plan.

      4.3 DEATH BENEFITS. In the event of a participant's death before he/she receives all benefits to which he/she otherwise would be entitled under the Plan, payment of his/her benefits shall be made to his/her beneficiary in installments or a lump sum, as determined by the Company.
By signing a form furnished by the Company, each participant may designate any person or persons to whom his/her benefits are to be paid if he/she dies before he/she receives all of his/her benefits. A beneficiary designation form will be effective only when the form is filed with the Company while the participant is still alive and will cancel all beneficiary designation forms previously filed by the participant with the Company with respect to this Plan. If a deceased participant has failed to designate a beneficiary as provided above, or if the designated beneficiary predeceases the participant, payment of the participant's benefits shall be made to his/her estate. If a designated beneficiary dies before complete payment of any benefits attributable to a participant, remaining benefits shall be paid to the beneficiary's estate.


                                 SECTION 5
                                 ---------

                          FINANCING PLAN BENEFITS

      All benefits payable under this Plan shall be paid directly by the Employers out of their general assets. The Employers shall not be required to segregate on their books or otherwise any amount to be used for the payment of benefits under this Plan.


                                 SECTION 6
                                 ---------

                               REEMPLOYMENT

      If a participant who is entitled to receive benefits under the Plan is reemployed by an Employer, by any enterprise in which the Employer owns an interest, or by any acquiror of all or a portion of an Employer (whether by stock or assets) before all his/her benefits have been paid, any benefits remaining to be paid will be forfeited.


                                 SECTION 7
                                 ---------

                               MISCELLANEOUS

      7.1 INFORMATION TO BE FURNISHED BY PARTICIPANTS. Each participant must furnish to his/her Employer such documents, evidence, data or other information as the Employer considers necessary or desirable for the purpose of administering the Plan. Benefits under the Plan for each par-ticipant are provided on the condition that he/she furnish full, true and complete data, evidence or other information, and that he/she will promptly sign any document related to the Plan, requested by his/her Employer.

      7.2 EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to be rehired or retained in the employ of an Employer on a full-time, part-time or any other basis or to be retrained by the Employer, nor will participation in the Plan give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Participants remain employees "at-will." Nothing in the Plan guarantees that a participant will receive his/her target bonus during his/her employment with Employer.

      7.3 EMPLOYER'S AND ADMINISTRATOR'S DECISION FINAL. Any interpretation of the Plan and any decision on any matter within the discretion of an Employer or Administrator made by the Employer or Administrator in good faith is binding on all persons. The Administrator will establish and maintain a written procedure under which participants may submit claims for benefits, and may request reviews of denied claims.

      7.4 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      7.5 UNIFORM RULES. In managing the Plan, the Employers will apply uniform rules to all participants similarly situated.

      7.6 GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

      7.7. ACTION BY EMPLOYER. Any action required of or permitted by the Company or an Employer under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, by a person or persons authorized by resolutions of its Board of Directors or such committee, or by the Administrator. An amendment to the Plan that is approved subsequently by resolution of the Board of Directors or a duly authorized committee of the Board of Directors may have retroactive effect.

      7.8 CONTROLLING LAWS. Except to the extent superseded by ERISA, the laws of the State of Illinois shall be controlling in all matters relating to the Plan.

      7.9 INTERESTS NOT TRANSFERABLE. Subject to subsection 3.7, the interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, or pursuant to an agreement between a participant and the Company, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

      7.10 MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

      7.11 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

      7.12 WITHHOLDING. The Employers reserve the right to withhold from any amounts payable under this Plan all federal, state, city, and local taxes as shall be legally required and any applicable insurance or health coverage premiums, as well as any other amounts authorized or required by Employer policy including, but not limited to, withholding for garnishments and judgments or other court orders.

      7.13 EFFECT ON OTHER PLANS OR AGREEMENTS. Payments or benefits provided to a participant under any Employer stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan. Any obligations or duties of a participant pursuant to any non-competition or other agreement with an Employer shall be governed solely by the terms of such agreement and shall not be affected by the terms of this Plan.

      7.14 NON-DUPLICATION. No person will be entitled to benefits under this Plan who is entitled to severance or similar benefits under any other plan or arrangement of an Employer.

      7.15 NO VESTED RIGHTS. No person shall acquire any vested rights to any benefits described in the Plan, and the Company reserves the right to discontinue such benefits at any time, as further provided in subsection 8.1.

                                 SECTION 8
                                 ---------

                         AMENDMENT AND TERMINATION

      8.1 AMENDMENT AND TERMINATION. The Company reserves the right to amend the Plan at any time and to alter, reduce or eliminate any benefit under the Plan (in whole or in part) at any time or to terminate the Plan at any time, as to any class or classes of covered employees (including former or retired employees), with or without notice. Any amendment or termination of the Plan by the Company shall be made in accordance with the procedures set forth in subsection 7.7.

      8.2 NOTICE OF AMENDMENT OR TERMINATION. Participants will be notified of any material amendment or termination of the Plan within a reasonable time.

                               SUPPLEMENT A
                                    TO
            JONES LANG LASALLE INCORPORATED SEVERANCE PAY PLAN

                     Severance Benefits for Employees
                  With Target Compensation Over $400,000


      A-1. PURPOSE. Set forth below is a Supplement to the Jones Lang LaSalle Incorporated Severance Pay Plan (the "Plan") to set forth specific provisions relating to participants ("Supplement A participants") employed by the Company or any Employer who has target compensation over $400,000 for the year in which employment terminates. Notwithstanding anything in the Plan to the contrary, a Supplement A participant shall not become covered under the plan and this Supplement A until the first anniversary of such employee's initial date of hire with an Employer. For purposes of the Plan and this Supplement A, an "acquired employee" shall mean an employee who becomes employed by an Employer pursuant to the terms of an agreement providing for the acquisition of a business formerly employing such employee.

      A-2. AMOUNT OF SEVERANCE PAY BENEFIT. In lieu of the severance amounts set forth in subsection 3.3 and 3.4, the severance pay benefit for each Supplement A participant who satisfies the plan's requirements for benefits shall be equal to the total of the amounts determined in subparagraphs (a), (b) and (c) below:

      (a)   an amount equal to one-half month of base pay, PLUS

      (b)   an amount equal to twelve months of base pay, PLUS

      (c) one month of base pay for each full year of continuous service (as defined in subsection 3.2) in excess of twelve years of continuous service, but not to exceed 12 months of base pay.

Notwithstanding the foregoing provisions of this paragraph A-2, no Supplement A participant shall be entitled to a severance pay benefit in excess of an amount equal to one year of base pay without the express written approval of the Employer of the participant. No Supplement A participant shall be entitled to a severance pay benefit in excess of an amount equal to 24 months of the participant's base pay.

      A-3. BASE PAY. A Supplement A participant's monthly rate of base pay on the date of termination of employment will be used to determine the participant's benefits under the Plan.

      A-4. OTHER CONDITIONS. Except as specifically provided in this Supplement A, each of the terms, conditions and limitations of the plan shall be applicable to each Supplement A participant.